Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 27, 2021, except for the effects of the restatement disclosed in Note 2, as to which the date is November 23, 2021 relating to the financial statements of Investindustrial Acquisition Corp., which appears in Ermenegildo Zegna N.V.’s Registration Statement on Form F-1 (File No. 333-262242).

/s/ WithumSmith+Brown, PC

New York, New York
February 24, 2022